EXHIBIT 10.1a

Farley White Wiggins, LLC

c/o Farley White Interests

155 Federal Street, Suite 1200

Boston, MA 02110

February 1, 2007

Anika Therapeutics, Inc.

160 New Boston Street

Woburn, MA 01801

Attention: Charles H. Sherwood

Re:	Lease dated January 3, 2007 between Farley White Wiggins, LLC as Landlord and Anika Therapeutics, Inc. as Tenant with respect to the building known and numbered as 32 Wiggins Avenue, Bedford, MA (the “Lease”)

Dear Mr. Sherwood:

This letter will confirm our understanding and agreement that, in order to correct a scrivener’s error, the phrase “From the sixth (6th) anniversary” in the fourth paragraph of the definition of Annual Base Rent in Article 1.1 of the Lease is deleted and replaced with the phrase “From the fifth (5th) anniversary”.

Please indicate your agreement with the foregoing by signing and returning a counterpart copy of this letter, which shall constitute an amendment to the Lease. It is agreed that electronic signatures shall constitute originals for all purposes.

Thank you for your attention to this matter.

Sincerely,

Farley White Wiggins, LLC

By:	/s/ Roger W. Altreuter
Roger W. Altreuter
Manager
Hereunto duly authorized

Agreed to as aforesaid:

Anika Therapeutics, Inc.

By:	/s/ Charles H. Sherwood
Charles Sherwood
CEO
Hereunto duly authorized